Exhibit 10.1

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT AND
FIRST AMENDMENT TO LIMITED GUARANTY

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT AND FIRST AMENDMENT TO LIMITED GUARANTY dated as of April     , 2013 (this “Amendment”), by and among NSREIT CB LOAN, LLC, a Delaware limited liability company (“Seller”), NORTHSTAR REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”), and CITIBANK, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the MRA (defined below) or the Guaranty (defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of July 18, 2012 (“Original MRA”), as amended by that certain First Amendment to Master Repurchase Agreement, dated as of November 30, 2012 (as the same may be further amended, supplemented or otherwise modified from time to time, the “MRA”);

WHEREAS, in connection with the Original MRA, Guarantor entered into that certain Limited Guaranty dated as of July 18, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), in favor of Buyer, guaranteeing certain obligations of Seller;

WHEREAS, Seller, Buyer and Guarantor wish to amend the MRA and the Guaranty as more particularly set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Guarantor hereby agree as follows:

SECTION 1.        Amendment to Master Repurchase Agreement.  The following definitions in Section 2 of the MRA are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:

“Facility Amount” shall mean $150,000,000.

“Facility Availability Period” shall mean the eighteen month (18) period commencing on the date of this Amendment and ending on October     , 2014.

“Concentration Limit” shall mean, unless otherwise agreed to in writing by Buyer, (a) the aggregate outstanding Purchase Price with respect to any single property type shall not exceed 50% of the Facility Amount at any time and (b) the outstanding Purchase Price with respect to any single Purchased Loan shall not exceed 40% of the Facility Amount at any time.

“Required Liquidity Amount” shall mean the amount set forth in the right hand column below determined based upon the aggregate outstanding Purchase Price from time to time set forth in the left hand column below:

Outstanding Purchase Prices ($MM)	Required Liquidity Amount ($MM)
0-22.5	3.75
>22.5-35	6.25
>35-50	7.50
>50-65	9.25
>65-70	12.00
>70-85	13.50
>85-100	15.00
>100-115	17.50
>115-135	20.00
>135-150	22.50

SECTION 2.        Amendment to Limited Guaranty.  The following definition in Section 1.01 of the Guaranty is hereby deleted in its entirety and the following corresponding definition is substituted therefor:

“Required Capital Amount”: An amount greater than the lesser of (i) the sum of (a) 80% of the most recently reported Total Equity as of July 18, 2012 plus (b) 80% of the net cash proceeds received by Guarantor in connection with any issuance of Equity Interests in Guarantor that occurred after July 18, 2012 and (ii) $375,000,000.

SECTION 3.        Omnibus Amendment to Transaction Documents.  Any references to the MRA and the Guaranty in the Transaction Documents shall hereinafter refer to the MRA and the Guaranty, each as modified by this Amendment.

SECTION 4.        Reaffirmation of Guaranty.  Guarantor and Seller hereby acknowledge and agree that, as a condition to its execution and delivery of this Amendment, Buyer has required that, among other things, Guarantor reaffirms all of the covenants, representations, warranties and indemnities made by Guarantor in the Guaranty and the Non-Recourse Carve Out Guaranty pursuant to a Reaffirmation of Guaranty attached hereto as Exhibit A (the “Reaffirmation”).

SECTION 5.        Conditions Precedent.  This Amendment and its provisions shall become effective on the first date on which all of the following conditions precedent are satisfied:  (i) execution and delivery of this Amendment by a duly authorized officer of each of Seller, Buyer and Guarantor; (ii) execution and delivery of the Reaffirmation attached hereto as Exhibit A by Guarantor; (iii) payment by Seller to Buyer of the amount contemplated in that certain Fee Letter, dated as of the date hereof, by and between Seller and Buyer and (iv) Seller’s payment of Buyer’s reasonable out of pocket expenses (including reasonable legal fees).

SECTION 6.        Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed

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counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7.        GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPALS.

SECTION 8.        Confidentiality.  Buyer and Seller hereby acknowledge and agree that all information regarding the terms set forth in this Amendment, any of the Transaction Documents, or the transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant or (iii) such information is disclosed in connection with an assignment of or participation in the MRA and the party to whom such information is disclosed agrees to retain the information received by it as confidential.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Transactions, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such tax treatment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

Seller:

NSREIT CB LOAN, LLC,
a Delaware limited liability company

By:	NorthStar Real Estate Income Trust Operating Partnership, L.P., a Delaware limited partnership, its sole equity member

	By:	NorthStar Real Estate Income Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Chief Executive Officer and President

[signatures continued on next page]

Guarantor:

NORTHSTAR REAL ESTATE INCOME TRUST, INC.,
a Maryland corporation

By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Chief Executive Officer and President

[signatures continued on next page]

Exh. A

Buyer:

CITIBANK, N.A.

By:	/s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory

Exh. A